Filed Pursuant to Rule 424(b)(3)
Registration No. 333-202211

PROSPECTUS

Ultra Clean Holdings, Inc.

1,437,500 Shares

Common Stock

This prospectus relates to shares of common stock of Ultra Clean Holdings, Inc. that may be sold by the selling stockholder identified in this prospectus from time to time. The shares of common stock offered under this prospectus by the selling stockholder were initially issued in connection with our acquisition of substantially all of the assets, and assumption of certain of the liabilities of Drake Associates, Inc. (formerly Marchi Thermal Systems, Inc.) (“Drake”) on February 5, 2015. We are registering the offer and sale of the shares to satisfy certain covenants we made to Drake in the Asset Purchase Agreement relating to the acquisition. We will not receive any of the proceeds from the sale of the shares hereunder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution.” We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “UCTT.” The last reported sale price on March 3, 2015, was $8.36 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 4, 2015.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. To the extent we file any prospectus supplements, such prospectus supplements may add, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling stockholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the incorporated documents is only accurate as of the respective dates of such documents, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors, the financial statements and the other documents incorporated herein by reference. Unless otherwise indicated, the terms “Ultra Clean,” “we,” “us,” “our,” “our company,” “the company” and “our business” refer to Ultra Clean Holdings, Inc.

We are a leading developer and supplier of critical subsystems for the semiconductor capital equipment, flat panel, medical, energy, consumer, industrial and research industries. We offer our customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component-neutral design and manufacturing and component testing capabilities. Our revenue is derived from the sale of gas delivery systems and other critical subsystems including chemical mechanical planarization subsystems, chemical delivery modules, top-plate assemblies, frame assemblies, process modules and other high level assemblies. Our customers are primarily original equipment manufacturers for the semiconductor capital equipment, flat panel, medical, energy, consumer, industrial and research industries.

Our principal executive offices are located at 26462 Corporate Avenue, Hayward, California 94545 and our telephone number is (510) 576-4600. We maintain a web site at www.uct.com. The information on, or accessible through, our web site is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 27, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2014, June 27, 2014 and September 26, 2014, which are incorporated by reference into this prospectus, together with any additional disclosures under similar headings in any supplement to this prospectus or in other documents which are incorporated by reference into this prospectus, or in any amendment to the registration statement of which this prospectus is a part, before you decide to purchase our common stock. If any of these possible adverse events actually occurs, we may be unable to conduct our business as currently planned and our financial condition and operating results could be harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or a part of your investment. Please see “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. When used in this prospectus or any document incorporated by reference in this prospectus, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions are forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact their accuracy, see the “Risk Factors” section of this prospectus.

The forward-looking statements in this prospectus reflect our view only as of the date of this prospectus and the forward-looking statements in the incorporated documents reflect our view only as of the respective dates of such documents. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward-looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from the sale of any shares sold under this prospectus.

SELLING STOCKHOLDER

We entered into an Asset Purchase Agreement (the “Purchase Agreement”) among us, Drake Acquisition Subsidiary, Inc. (“Acquisition Subsidiary”), our wholly-owned subsidiary, and Marchi Thermal Systems, Inc., whereby Acquisition Subsidiary acquired substantially all of the assets comprising Marchi Thermal Systems, Inc.’s business and assumed certain of its liabilities (the “Acquisition”). On the closing of the Acquisition, we also acquired the Marchi Thermal Systems, Inc. corporate name, and the Selling Stockholder (as defined below) was renamed Drake Associates, Inc. (“Drake”). Pursuant to the Purchase Agreement, we issued 1,437,500 shares of our common stock (the “Shares”) to Drake on February 5, 2015 in a private placement exempt from registration by Section 4(a)(2) of the Securities Act.

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, as well as its donees, pledgees, assignees, transferees, distributees, successors and others who later hold the Shares. This prospectus only covers resales of the Shares by the selling stockholder named in the table below. Before any of such selling stockholder’s donees, pledgees, assignees, transferees, distributees, successors or others who later hold the Shares can sell shares under this prospectus, we will file a prospectus supplement or post-effective amendment to update the selling stockholder information in this prospectus.

We agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to be declared effective as soon as practicable and to remain effective until the earlier of (i) such date as all of the Shares have been resold or (ii) such date as all of the Shares may be resold by Drake without registration under the Securities Act pursuant to Rule 144(b)(1) of the Securities Act (or any successor or similar rule then in force) (the “Effectiveness Period”).

The following table sets forth information regarding the beneficial ownership of the Selling Stockholder as of the date hereof, including the name of the Selling Stockholder, the number and percentage of shares of our common stock beneficially owned by the Selling Stockholder and the number of shares and percentage of shares beneficially owned by the Selling Stockholder after completion of the sale of the maximum number of Shares that may be offered under this prospectus by such Selling Stockholder. The Selling Stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the Shares registered for its account, and thus we cannot state with certainty the amount of shares that the Selling Stockholder will hold upon consummation of any such sales. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentage of shares beneficially owned prior to the offering is based on 31,590,256 shares of our common stock outstanding as of February 26, 2015. The information in the following table is based on the Selling Stockholder’s representations to us regarding its ownership as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Offered	Shares Beneficially Owned After the Offering
	Number	Percent		Number	Percent
Drake Associates, Inc.(1)	1,437,500	4.6%	1,437,500	—	—%

(1)	The address of Drake Associates, Inc. is c/o Greene Radovsky Maloney Share & Hennigh, 4 Embarcadero Center, Suite 4000, San Francisco, CA 94111; Attention: Richard L. Greene & Heather J. Kirlin.

Additional Relationships and Transactions with Selling Stockholder

Pursuant to the Purchase Agreement, we (i) paid to Drake approximately $30.0 million in cash, subject to certain adjustments as provided in the Purchase Agreement, and (ii) issued to Drake 1,437,500 shares of our common stock. Approximately $250,000 of the cash consideration paid in the Acquisition was withheld for post-closing adjustments to the purchase price and as security for Drake’s indemnification obligations during the holdback period.

Some of Drake’s former employees are shareholders of Drake and thus may receive a portion of any consideration received by Drake pursuant to the offer and sale of the Shares. All of Drake’s former employees became employees or consultants of Ultra Clean. No shareholder of Drake is currently, or in the past three years has been, a director or executive officer of Ultra Clean. Ultra Clean was also one of Drake’s customers prior to the Acquisition.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation (“Certificate of Incorporation”), our bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. This information does not purport to be complete and is subject in all respects to the applicable provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of February 26, 2015, there were 31,590,256 shares of common stock outstanding and four stockholders of record. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Ultra Clean, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred stock

Our board of directors is authorized, subject to any limitations imposed by law, without stockholder approval, from time to time to issue up to 10,000,000 shares of preferred stock in one or more series, each series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our voting stock outstanding. We have no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Certain Provision of Our Certificate of Incorporation and Bylaws

Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board and our board of directors. Stockholders are permitted under our Certificate of Incorporation to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the day of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCTT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholder to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

Drake may determine to distribute Shares to its shareholders from time to time. Before any shareholder of Drake can sell Shares under this prospectus, we will file a prospectus supplement or post-effective amendment to update the selling stockholder information in this prospectus.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholder, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker dealer, nor would it otherwise be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	through any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of the Shares in the course of hedging their positions;

•	sell the Shares short and deliver the Shares to close out short positions;

•	loan or pledge the Shares to broker-dealers or other financial institutions that in turn may sell the Shares;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of Shares by a broker-dealer, financial institution or the Selling Stockholder would involve the sale of such Shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Shares, a broker-dealer, financial institution or the Selling Stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholder may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Stockholder for the sale of any Shares being offered under this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCTT.”

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification.

The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

In the Purchase Agreement, we have agreed to indemnify and hold harmless the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay all of the expenses incidental to the registration of the Shares to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the Shares. Both we and the Selling Stockholder may indemnify any underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

VALIDITY OF THE SECURITIES

The validity of the common stock being offered by this prospectus has been passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference the documents listed below, which may also be accessed on our website at www.uct.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 27, 2013, filed March 12, 2014.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2014, filed on May 5, 2014, June 27, 2014, filed on August 4, 2014 and September 26, 2014, filed on November 3, 2014.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 27, 2013 from our Definitive Proxy Statement on Schedule 14A filed April 21, 2014.

•	Our Current Reports on Form 8-K filed on February 18, 2014 (except with respect to Item 2.02 of such report and Exhibit 99.1 thereto), May 23, 2014, January 5, 2015 and February 6, 2015.

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 000-50646) filed with the SEC on March 23, 2004 and any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the date on which all the securities to which this prospectus relate have been sold or the offering under this prospectus is otherwise terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Ultra Clean Holdings, Inc.

24642 Corporate Avenue

Hayward, California 94545

Attention: Kevin C. Eichler

Chief Financial Officer, Executive Vice President & Secretary

(510) 576-4400

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

1,437,500 Shares

Common Stock